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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            -------------------------

                     AMERICAN PHYSICIANS SERVICE GROUP, INC.
             (Exact name of Registrant as specified in its charter)

              Texas                                             75-1458323
 (State or other jurisdiction of                             (I.R.S. Employer
  incorporation or organization)                            Identification No.)

                   1301 Capital of Texas Highway, Suite C-300
                               Austin, Texas 78746
                    (Address of Principal Executive Offices)

     Amended and Restated 1995 Incentive and Non-Qualified Stock Option Plan
                   of American Physicians Service Group, Inc.
                            (Full Title of the Plan)



                                   W. H. Hayes
            Senior Vice President - Finance, Chief Financial Officer
                   1301 Capital of Texas Highway, Suite C-300
                               Austin, Texas 78746
                                 (512) 328-0888
            (Name, address and telephone number of agent for service)

                                    Copy to:
                                Timothy L. LaFrey
                       Akin Gump Strauss Hauer & Feld LLP
                         300 West 6th Street, Suite 2100
                               Austin, Texas 78701
                                 (512) 499-6200

                             ----------------------
                         CALCULATION OF REGISTRATION FEE

======================================= ================= ====================== ====================
                                         Proposed Maximum       Proposed Maximum       Amount of
Title of Securities    Amount to be     Offering Price Per     Aggregate Offering    Registration
  to be Registered      Registered           Share(2)               Price(2)              Fee
-------------------- ----------------- ---------------------- ---------------------- --------------
-------------------- ----------------- ---------------------- ---------------------- --------------
Common Stock (1)         400,000             $ 9.76              $3,904,000.00           $494.64
=====================================================================================================


(1) Upon a future stock split, stock dividend or similar transaction involving the common stock of the Registrant and during the effectiveness of this Registration Statement, the number of securities registered shall be automatically increased to cover the additional securities in accordance with Rule 416(a) under the Securities Act of 1933.
(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, based on average of the high and low price per common stock on June 21, 2004, as reported by the Nasdaq Smallcap Market.

                             INTRODUCTORY STATEMENT
    STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL SHARES

         The additional shares to be registered by this registration statement are of the same class as those securities covered by American Physicians Service Group, Inc.'s previously filed registration statement on Form S-8 filed on July 2, 1996 (Registration No. 333-07427) and that certain registration statement on Form S-8 filed on August 26, 1998 (Registration No. 333-62233) (collectively, the "Registration Statements") with respect to the Amended and Restated 1995 Incentive and Non-Qualified Stock Option Plan of American Physicians Service Group, Inc. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements, including reports under the Securities Exchange Act of 1934, as amended, that American Physicians Service Group, Inc. filed after the date of the Registration Statements to maintain current information about American Physicians Service Group, Inc., are incorporated herein by reference.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  EXHIBITS.

4.1 Amended and Restated 1995 Incentive and Non-Qualified Stock Option Plan of American Physicians Service Group, Inc. (filed as an Exhibit to the Annual Report on Form 10-KSB for the year ended December 31, 2003 and incorporated herein by reference).

5.1*   Opinion of Akin Gump Strauss Hauer & Feld LLP.

23.1*  Consent of independent registered public accounting firm.

23.2* Consent of Akin Gump Strauss Hauer & Feld LLP (included in the opinion filed as Exhibit 5.1 of this registration statement).

24.1* Power of Attorney (set forth on the signature pages of this registration statement).

*Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, APSG certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on June 23, 2004.

                              AMERICAN PHYSICIANS SERVICE GROUP, INC.


                              By:   /s/ Kenneth S. Shifrin
                                    --------------------------------------------
                              Kenneth S. Shifrin
                              Chairman of the Board and Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints each of Kenneth S. Shifrin and W.H. Hayes with the power to act without the other, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any or all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits and other documents relating thereto, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 23, 2004.

         Signature                                 Title
--------------------------            -------------------------------------

/s/ Kenneth S. Shifrin                 Chairman of the Board and Chief
--------------------------             Executive Officer
Kenneth S. Shifrin                     (Principal Executive Officer)


/s/ W.H.Hayes                          Senior Vice President-Finance, Secretary
---------------------------            and Chief Financial Officer
W.H. Hayes                             (Principal Financial Officer)


/s/ Thomas R. Solimine                 Controller
---------------------------            (Principal Accounting Officer)
Thomas R. Solimine



/s/ Jackie Majors                      Director
---------------------------
Jackie Majors


/s/ Robert L. Myer                     Director
---------------------------
Robert L. Myer

/s/ William A. Searles                 Director
---------------------------
William A. Searles


 /s/ Cheryl Williams                   Director
---------------------------
Cheryl Williams






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


                                INDEX TO EXHIBITS

Exhibit No.      Description
----------       ---------------------
4.1              Amended and Restated 1995 Incentive and Non-Qualified Stock
                 Option Plan of American Physicians Service Group, Inc. (filed as an Exhibit to the Annual Report on Form 10-KSB for the year ended December 31, 2003 and incorporated herein by reference).

5.1*             Opinion of Akin Gump Strauss Hauer & Feld LLP.

23.1*            Consent of independent registered public accounting firm.

23.2* Consent of Akin Gump Strauss Hauer & Feld LLP (included in the opinion filed as Exhibit 5.1 of this registration statement).

24.1* Power of Attorney (set forth on the signature pages of this registration statement).


---------------
*Filed herewith





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